CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration
Statement No. 333-148419 on Form N-6 and Amendment No. 41 to Registration Statement No.
811-03915 on Form N-6 of our report dated March 5, 2026, relating to the financial statements and financial highlights of each of the Subaccounts comprising CMFG Variable Life Insurance Account, appearing on Form N-VPFS filed with the SEC by the Company on April 6, 2026. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 13, 2026